Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ISRAEL TECHNOLOGY ACQUISITION CORP.

AND THE

STOCKHOLDERS LISTED ON SCHEDULE A HERETO

DATED AS OF _____________  ____, 2006

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of _____ __, 2006, by and among Israel Technology Acquisition Corp., a Delaware corporation (“Parent”) and the stockholders listed on Schedule A hereto (the “Stockholders”) (as herein defined).

RECITALS

WHEREAS, this Agreement is being entered into pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated February 28, 2006 by and among Parent, ITAC Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Parent and IXI Mobile, Inc, a Delaware corporation.

WHEREAS, in order to induce the Stockholders to approve the Merger and adopt the Merger Agreement and consummate the transactions contemplated therein, Parent has agreed to the registration of Parent Common Stock (as defined in the Merger Agreement; terms used but not defined in this Registration Rights Agreement shall have the meanings ascribed to them in the Merger Agreement) under the Securities Act, upon the terms and subject to the conditions provided herein.

1.   Definitions. For purposes of this Agreement:

1.1  “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

1.2  “Applicable Time” means any time immediately prior to which a Stockholder or any agent thereof (including any broker-dealers) or any underwriter of Registrable Securities enters into an agreement or arrangement for the sale of the Registrable Securities registered pursuant to a registration statement filed pursuant to this Agreement.

1.3  “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, final prospectus contained in such registration statement, the General Disclosure Package (if any), or any Parent-Represented Limited Free-Use Writing Prospectus (when considered together with the General Disclosure Package, if any), or any amendments or supplements thereto, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5  “Excluded Registration” means a registration relating either to the sale of securities to employees of Parent pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities that are also being registered.

1.6  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by Parent with the SEC.

1.7  “General Disclosure Package” means (i) any Parent-Represented General Free-Use Writing Prospectus issued immediately prior to the Applicable Time and (ii) the Statutory Prospectus.

1.8  “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.9  “Initiating Stockholders” means, collectively, Stockholders who properly initiate a registration request under this Agreement.

1.10  “Parent-Represented Free-Use Writing Prospectus” means any “issuer free writing prospectus”, as defined in SEC Rule 433 under the Securities Act, relating to securities of Parent in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Parent’s records pursuant to Rule 433(g) under the Securities Act.

1.11  “Parent-Represented General Free-Use Writing Prospectus” means any Parent-Represented Free-Use Writing Prospectus that is intended for general distribution to prospective investors.

1.12  “Parent-Represented Limited Free-Use Writing Prospectus” means any Parent-Represented Free-Use Writing Prospectus that is not a Parent-Represented General Free-Use Writing Prospectus.

1.13  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.14  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.15  “Registrable Securities” means all Parent Common Stock issuable to the Stockholders pursuant to the Merger Agreement, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned pursuant to Section 2.11 or any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.16  “SEC” means the Securities and Exchange Commission.

1.17  “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.18  “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.19  “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.20  “SEC Rule 433” means Rule 433 promulgated by the SEC under the Securities Act.

1.21  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.22  “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Stockholder, except as provided in Section 2.7.

1.23  “Statutory Prospectus” means the most recent preliminary prospectus that is included in the registration statement immediately prior to the Applicable Time.

2.   Registration Rights. Parent covenants and agrees as follows:

2.1       Demand Registration.

(a)  If at any time commencing one hundred eighty (180) days after the Effective Time, Parent receives a request from Stockholders (a “Stockholder Request Notice”) of at least twenty-five percent ( 25%) of the Registrable Securities then outstanding that Parent effect a registration with respect to Registrable Securities with a reasonably anticipated aggregate offering price of $5,000,000 (the “Demand Threshold”) then outstanding, then Parent shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Parent Demand Notice”) to all Stockholders other than the Initiating Stockholders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Stockholders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Stockholders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Stockholders, as specified by notice given by each such Stockholder to Parent within twenty (20) days of the date the Parent Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b). Parent shall be obligated to effect registration and qualification pursuant to this Section 2.1(a) no more than two (2) times during the term of this Agreement subject to the terms and conditions hereof. It is understood among the parties that any of Registrable Securities which are subject to any contractual restriction on transfer as the result of any agreement between the Stockholder and Parent shall not be included in any registration statement pursuant to this Agreement until such restrictions have lapsed or have otherwise been terminated and such Registrable Securities shall not be included in determining whether the Demand Threshold has been met or exceeded.

(b)  Notwithstanding the foregoing obligations, if Parent furnishes to Stockholders requesting a registration pursuant to this Section 2.1 a certificate signed by Parent’s chief executive officer stating that in the good faith judgment of Parent’s Board of Directors it would be materially detrimental to Parent and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act, then Parent shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Stockholders is given ; provided, however, that Parent may not invoke this right more than once in any twelve (12) month period; and provided further that Parent shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(c)  Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 during the period that is sixty (60) days before Parent’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Parent-initiated registration, provided, that Parent is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC and such Registrable Securities so requested by the Initiating Stockholders have been registered, unless the Initiating Stockholders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.1(a), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2       Parent Registration. If Parent proposes to register (including, for this purpose, a registration effected by Parent for stockholders other than the Stockholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), Parent shall, at such time, promptly give each Stockholder notice of such registration. Upon the request of each Stockholder given within twenty (20) days after such notice is given by Parent, Parent shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Stockholder has requested to be included in such registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Stockholder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by Parent in accordance with Section 2.7.

2.3       Form S-3 Registration. If Parent receives a request from Stockholders of at least five percent (5%) of the Registrable Securities then outstanding that Parent effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Stockholders, then Parent shall:

(a)  within ten (10) days after the date such request is given, give notice of the proposed registration to all Stockholders other than the Initiating Stockholders (the “S-3 Notice”); and

(b)  as soon as practicable (and in any event within 45 days from such request) to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Initiating Stockholders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholders joining in such request as are specified in a request given to Parent within fifteen (15) days after the S-3 Notice is given; provided, however, that Parent shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Stockholders; (ii) if the Stockholders, together with the Stockholders of any other securities of Parent entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if Parent furnishes to the Stockholders a certificate signed by the chief executive officer of Parent stating that in the good-faith judgment of the Board of Directors of Parent, it would be materially detrimental to Parent and its stockholders for such Form S-3 registration to be effected at such time, in which event Parent shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Initiating Stockholders under this Section 2.3; provided, however, that Parent shall not invoke this right more than twice in any twelve (12) month period; and provided further that Parent shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration. Notwithstanding the aforesaid, the Company shall not be required to effect more than two registrations on Form S-3 in any 12 month period pursuant to this Section 2.3.

(c)  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4       Underwriting Requirements.

(a)  If, pursuant to Section 2.1 the Initiating Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and Parent shall include such information in the Parent Demand Notice or the S-3 Notice, as the case may be. The underwriter will be selected by the Parent and shall be reasonably acceptable to a majority in interest of the Initiating Stockholders. In such event, the right of any Stockholder to include such Stockholder’s Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with Parent as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the underwriter(s) advise(s) the Initiating Stockholders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Stockholders shall so advise all Stockholders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Stockholders of Registrable Securities, including the Initiating Stockholders, in proportion (as nearly as practicable) to the number of Registrable Securities of Parent owned by each Stockholder; provided, however, that the number of Registrable Securities held by the Stockholders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, Parent or the underwriters may round the number of shares allocated to any Stockholder to the nearest 100 shares.

(b)  In connection with any offering involving an underwriting of shares of Parent’s capital stock pursuant to Section 2.2, Parent shall not be required to include any of the Stockholders’ Registrable Securities in such underwriting unless the Stockholders accept the terms of the underwriting as agreed upon between Parent and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Parent. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by Parent) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Parent in their sole discretion determine will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Stockholders based on the number of Registrable Securities held by all selling Stockholders or in such other proportions as shall mutually be agreed to by all such selling Stockholders. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty-five percent (35%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling stockholder that is an Stockholder and a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Stockholder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Stockholder,” and any pro rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Stockholder,” as defined in this sentence.

(c) For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than eighty percent (80%) of the total number of Registrable Securities that Stockholders have requested to be included in such registration statement are actually included.

2.5       Obligations of Parent. Whenever required under this Section 2 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

(a)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred fifty (150) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred fifty (150) day period shall be extended for a period of time equal to the period the Stockholder refrains, at the request of an underwriter of Parent Common Stock (or other securities), from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred fifty (150) day period shall be extended by up to an additional one hundred fifty (150) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)  prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)  furnish to the selling Stockholders [ ] copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)  use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Stockholders; provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

(f)  use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Parent are then listed;

(g)  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)  promptly make available for inspection by the selling Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders, all financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement, in each case, subject to the execution of appropriate confidentiality agreements;

(i)  notify each selling Stockholder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)  after such registration statement becomes effective, notify each selling Stockholder of any request by the SEC that Parent amend or supplement such registration statement or prospectus.

2.6       Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Stockholder that such Stockholder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Stockholder’s Registrable Securities.

2.7       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Parent; and the reasonable fees and disbursements of one counsel for the selling Stockholders, shall be borne and paid by Parent; provided, however, that Parent shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Stockholders of a majority of the Registrable Securities to be registered (in which case all selling Stockholders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Stockholders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided further that if, at the time of such withdrawal, the Stockholders have learned of a material adverse change in the condition, business, or prospects of Parent from that known to the Stockholders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Stockholders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Stockholders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8       Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9       Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)  To the extent permitted by law, Parent will indemnify and hold harmless each selling Stockholder, and the partners, members, officers, directors, and stockholders of each such Stockholder; legal counsel and accountants for each such Stockholder; any underwriter (as defined in the Securities Act) for each such Stockholder; and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Parent will pay to each such Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)  To the extent permitted by law, each selling Stockholder, severally and not jointly, will indemnify and hold harmless Parent, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Parent within the meaning of the Securities Act, legal counsel and accountants for Parent, any underwriter (as defined in the Securities Act), any other Stockholder selling securities in such registration statement, and any controlling Person of any such underwriter or other Stockholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Stockholder expressly for use in connection with such registration; and each such selling Stockholder will pay to Parent and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Stockholder, except in the case of fraud or willful misconduct by such Stockholder.

(c)  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)  To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Stockholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Stockholder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Stockholder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Stockholder, except in the case of willful misconduct or fraud by such Stockholder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of Parent and Stockholders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10      Reports Under Exchange Act. With a view to making available to the Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent shall:

(a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)  use best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act (at any time after Parent has become subject to such reporting requirements); and

(c)  furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Parent so qualifies); (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent; and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after Parent has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after Parent so qualifies to use such form).

2.11      Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Stockholder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Stockholder; or (ii) is a Stockholder’s Immediate Family Member or trust for the benefit of an individual Stockholder or one or more of such Stockholder’s Immediate Family Members; provided, however, that (x) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of this Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Stockholder; (2) who is a Stockholder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Stockholder or such Stockholder’s Immediate Family Member shall be aggregated together and with those of the transferring Stockholder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.12      Termination of Registration Rights

(a)  The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate three (3) years from the Effective Date or if sooner, with respect to any Stockholder who beneficially owns less than two percent (2%) of the Parent’s outstanding capital stock, when all of such Stockholder’s Registrable Securities could be sold without restriction under SEC Rule 144(k).

3.    Miscellaneous

3.1       Successors and Assigns. Except as expressly provided for herein, each Stockholder hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

3.3       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4       Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel
Israel 54030
Attention: Israel Frieder, Chief Executive Officer
972-3-532-5918 telephone
972-3-532-5447 telecopy

with a copy to:

Naschitz, Brandes & Co
5 Tuval Street
Tel-Aviv
Israel 67897
Attention: Aaron M. Lampert, Adv.
972-3-623-5000 telephone
972-3-623-5005 telecopy

if to Stockholders, to:

[  ]

with a copy to:

[  ]

3.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent and the Stockholders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination, or waiver applies to all Stockholders in the same fashion. Parent shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8       Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9       Entire Agreement. This Agreement (including any Schedule hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11     Other Registration Rights. The Parent shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this agreement remains in effect.

3.12     Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

3.13     Remedies upon Default or Delay. Without limitation of any other remedy available to a Stockholder under applicable law or otherwise, if the Parent shall (1) fail to register Registrable Securities after it shall have been requested to do so by a Stockholder, or (2) fail to perform any of its obligations hereunder and a result of such failure Stockholders have not been able to sell their Registrable Securities, or (3) act or fail to act in any manner such that one or more Stockholders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement, then any Stockholder adversely affected by such action, failure or delay shall in addition to all other remedies under the law, including a claim for damages, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:__________________________________
Name:
Title:

STOCKHOLDERS:

By:__________________________________
Name:
Title:

SCHEDULE A

Stockholders